EXHIBIT 25


                                 SECURITIES AND EXCHANGE COMMISSION
                                          WASHINGTON, D.C.
                                                20549

                                          FORM T-1


                                      STATEMENT OF ELIGIBILITY
                              UNDER THE TRUST INDENTURE ACT OF 1939 OF
                             A CORPORATION DESIGNATED TO ACT AS TRUSTEE
             Check if an application to determine eligibility of a Trustee
                             Pursuant to Section 305(b)(2)


                                        SOCIETY NATIONAL BANK
                         (Exact name of Trustee as specified in its charter)

National Banking Association                           34-0797057
(Jurisdiction of Incorporation            (I.R.S. Employer Identification No.)
 or Organization if not a U.S.
 national bank)


127 Public Square, Cleveland, Ohio              44114
(Address of principal executive                        (Zip Code)
 offices)

        Clive M. Nagy, 127 Public Square, Cleveland, OH  44114, 216/689-7549
              Name, address and telephone number of agent for service)

                              ALLTEL CORPORATION
               (Exact name of obligor as specified in its charter)


Delaware                                34-0868285
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


One Allied Drive
Little Rock, Arkansas                           72202
(Address of principal executive                 (Zip Code)
 offices)

                                 Debt Securities in Series
                     (Title of the Indenture Securities)
                                                 59

Item 1.         General Information

                Furnish the following information as to the trustee -

                (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.
                    Federal Deposit Insurance Corporation, Washington, D.C.

                (b) Whether it is authorized to exercise corporate trust powers.

                    Yes

Item 2.         Affiliations with the Obligor

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                The obligor is not an affiliate of the trustee.



No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.        List of Exhibits

                List below all exhibits filed as a part of this statement of eligibility.

        1.      Exhibit T1A(a)          A copy of the Amended Articles of
                                        Association of Society National Bank
                                        as now in effect.

        2.      Exhibit T1A(b)          Certificate of Authority of Trustee to
                                        Commence Business.

        3.      Exhibit T1A(c)          Authorization of the Trustee to exercise
                                        Corporate Trust Powers.

        4.      Exhibit T1B             A copy of By-Laws of Society National
                                        Bank as now in effect.

        5.      Exhibit T1C             A copy of each Indenture referred to
                                        in Item 4.  Not applicable.

        6.      Exhibit T1D             The Trustee's consent required by
                                        Section 321(b) of the Trust Indenture
                                        Act of 1939.

        7.      Exhibit T1E             A copy of the latest report of
                                        condition of the Trustee published
                                        pursuant to law or the requirements
                                        of its supervising or examining
                                        authority.
        8.      Exhibit T1F             A copy of any order pursuant to which
                                        the foreign trustee is authorized to
                                        act as sole trustee under indentures
                                        qualified or to be qualified under the
                                        Act.  Not Applicable.

        9.      Exhibit T1G             Foreign trustees are required to
                                        furnish a consent to service of
                                        process (on Form F-X).  Not Applicable.

                                                 60

                                              SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Society National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio on the 23rd day of March, 1994.


                                        SOCIETY NATIONAL BANK




                                        By:   /s/ C.M. Nagy
                                              C.M. Nagy
                                        Its:  Vice President






[Corporate Seal]

ATTEST:



By:     /s/ D. Kovach
        D. Kovach
Its:    Assistant Secretary











                                                 61

                                                              EXHIBIT T1A(a)
                            EXHIBIT A

                       SOCIETY NATIONAL BANK

                              AMENDED
                    ARTICLES OF ASSOCIATION


        First.  The title of this Association shall be Society National Bank.

        Second. The main office of this Association shall be in Cleveland, Ohio, County of Cuyahoga. The general business of this Association shall be conducted at its main office and its branches.

        Third. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. In accordance with 12 U.S.C. Section 72, each director, during the full term of his or her directory ship, shall own in his or her own right either shares of capital stock of the Association the aggregate par value of which is not less than $1,000 or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over the Association within the meaning of 12 U.S.C. Section 1841. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

        Fourth. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law, and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

        Fifth. The amount of authorized capital stock of this Association shall be One Hundred Ninety-two Million Four Hundred Sixty-two Thousand Five Hundred Dollars ($192,462,500) divided into 1,924,625 shares of common stock of the par value of One Hundred Dollars ($100) per share but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

        No holder of shares of capital stock of any class of this Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

        This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not Subordinated, without the approval of shareholders.

                                                 62

        Sixth. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

        The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

        Seventh. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Cleveland, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

        Eighth. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

        Ninth. The Board of Directors of this Association, or any shareholders owning, in the aggregate, not less than 10 percent (10%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, except as to any shareholder who has specifically waived notice of such meeting.

        Tenth. (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly-authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly-uthorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this
                                                 63

TENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        (b) Notwithstanding division (a) of this TENTH, no director, officer, or employee of this Association shall be indemnified against expenses, including attorney's fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

        (c) This Association may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee, or agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee, or agent of another association, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against liability under the provisions of this TENTH or of the Ohio General Corporation Law; provided, however, such insurance shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director, officer, or employee of this Association as a result of an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency. Insurance may be purchased from or maintained with a person in which this Association has a financial interest.

        (d) Expenses (including attorney's fees) incurred by a director in defending any action, suit, or proceeding referred to in division (a) of this TENTH commenced or threatened against the director for any action or failure to act as a director shall be paid by this Association, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees both (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to this Association or undertaken with reckless disregard for the best interests of this Association and (ii) to reasonably cooperate with this Association concerning the action, suit, or proceeding. The provisions of this paragraph shall not apply if the only liability asserted against the director in such action, suit, or proceeding is for (i) the payment of a dividend or distribution, or the making of a distribution of assets to shareholders, or the purchase or redemption of this Association's own shares, contrary in any such case to law or these Articles of Association, or (ii) a distribution of assets to shareholders during the winding up of the affairs of the Association, on dissolution or otherwise, without the payment of all known obligations of the Association, or without making adequate provision therefor.

Expenses (including attorney's fees) incurred by a director (to the extent the expenses are not required to be advanced pursuant to the preceding paragraph), officer, or employee in defending any action, suit, or proceeding referred to in division (a) of this TENTH may be paid by this Association, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in
                                                 64
the specific case, upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay the amount if it is ultimately determined that he is not entitled to be indemnified by this Association.

        (e) Notwithstanding division (d) of this TENTH, expenses, including attorneys' fees, incurred by a present or former director, officer, or employee of this Association in defending an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency that seeks a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association, may be paid by this Association as they are incurred in advance of the final disposition of the action, suit, or proceeding, only in the event that:

        (i) the Board of Directors of this Association, in good faith, determines in writing that all of the following conditions are met:

                (A) the director, officer, or employee has a substantial likelihood of prevailing on the merits;

                (B) in the event the director, officer, or employee does not prevail, he will have the financial capability to reimburse this Association;

                (C) all applicable laws and regulations affecting loans to the director, officer, or employee will be complied with in the event reimbursement is required;

                (D) payment of expenses by this Association will not adversely affect this Association's safety and soundness; and

        (ii) the director, officer, or employee enters into an agreement with this Association to repay such amount if:

                (A) such administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association; or

                (B) the Board of Directors of this Association finds that the director, officer, or employee willfully misrepresented factors relevant to the Board of Directors' determination of conditions (A) or (B) set forth in (i), above.

                If at any time the Board of Directors of this Association believes that any of the conditions set forth in (i) above are no longer met, such expenses will no longer be paid by this Association.

    Notwithstanding divisions (a) through (e) of this TENTH, all of the provisions of this TENTH are subject to the authority of the Office of the Comptroller of the Currency to direct a modification of a specific indemnification by a national bank through appropriate administrative action.

                                                 65
        Eleventh. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.



















                                                 66
The following text is extracted from the certificate. A copy of the certificate is available upon request.


                 TREASURY DEPARTMENT OF THE UNITED STATES
                            Washington, D.C.,

        Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that "SOCIETY NATIONAL BANK OF
CLEVELAND", located in CLEVELAND, State of OHIO, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

        Now, therefore, I Ray M. Gidney, Comptroller of the Currency do hereby certify that the above named association is authorized to commence the business of banking as a National Banking Association.

                                In testimony whereof, witness my signature and seal of office this 27th day of DECEMBER, 1955.



Seal
Charter No. 14761





















                                               67
The following text is extracted from the certificate. A copy of the certificate is available upon request.


                           COMPTROLLER OF THE CURRENCY
                      TREASURY DEPARTMENT OF THE UNITED STATES
                                 Washington, D.C.


KNOW ALL MEN BY THESE PRESENTS:

        That, First National Bank of Clermont County, Clermont, Ohio, being merged with and into Society National Bank of Cleveland, Cleveland, Ohio, effective as of the close of business March 21, 1980, under the charter of Society National Bank of Cleveland and under the title "Society National Bank";

        Now, Therefore, approval and consent are hereby given to the said receiving association "Society National Bank", to operate the presently existing branches of Society National Bank of Cleveland.

                                In Witness Whereof, I have hereunto set my hand and official seal this 26th day of March, 1980.



Seal                                                    John G. Helmann
                                                Comptroller of the Currency



















                                               68
The following text is extracted from the certificate. A copy of the certificate is available upon request.


                            COMPTROLLER OF THE CURRENCY
                     TREASURY DEPARTMENT OF THE UNITED STATES
                                  Washington, D.C.


        WHEREAS, SOCIETY NATIONAL BANK, located in Cleveland, State of Ohio, Being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary

        AND WHEREAS, applicable provisions of the statutes of the United States Authorize the grant of such authority;

        NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.

                                        IN TESTIMONY WHEREOF, witness my
                                        signature and seal of Office this
                                        twenty-first day of March, 1980.

Seal
                                        Charter No. 14761
                                        Comptroller of the Currency


















                                               69
                                                                   EXHIBIT T1B

        The following Bylaws were adopted by the Board of Directors of Society National Bank on July 16, 1992.


                                     BYLAWS OF
                               SOCIETY NATIONAL BANK

                                     ARTICLE I
                              MEETING OF SHAREHOLDERS

Section 1.Annual Meeting. The annual meeting of shareholders for the election of Directors, and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the Bank, or such other place authorized by the Board of Directors or the Chairman of the Board, on the Thursday after the third Wednesday in January of each year, or such other date authorized by the Board of Directors or the Chairman of the Board. If, for any cause, the election of Directors is not held on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Chairman of the Board, the President, the Board of Directors, or by any shareholder or shareholders owning, in the aggregate, not less than ten percentum (10%) of the stock of the Bank.

Section 3. Notice of Meeting. Unless otherwise provided by law, these Bylaws, or the Articles of Association, a notice of the time, place, and purpose of every annual meeting and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed not less than ten days nor more than sixty days prior to the date of such meeting, to each shareholder of record at such shareholder's address as shown upon the books of the Bank. The attendance of any shareholder at a shareholder meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed a waiver by such shareholder of notice of such meeting.

Section 4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Bank may act as a proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed in the Bank's records. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not operate to revoke the appointment. Notice to the Bank,
                                               70
in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized by such proxy.

Section 5. Quorum: Adjournment. Except as may otherwise be provided by law, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Bank present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law to be authorized or taken by a designated proportion of the shares may be authorized or taken by a lesser proportion; provided, further, that, if a quorum is not present, the holders of a majority of the voting shares represented thereat may adjourn such meeting or any adjournment thereof. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

Section 6. Voting Power: Cumulative Voting. In voting on issues at meetings of shareholders, except on the election of Directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each issue submitted to the shareholders at any meeting, except in cases where by law or by the Articles of Association a larger vote is required. In all elections of Directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of such shareholder's shares shall equal, or to distribute them on the same principle among as many candidates as such shareholder chooses.

Section 7. Record of Shareholders and Votes. At any meeting of the shareholders, a record showing the names of shareholders present and the number of shares of stock held by each, the names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies shall be made. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for the Board of Directors. This record shall be included in the minute book of the Bank.

                                           ARTICLE II

                                       BOARD OF DIRECTORS

Section 1. Authority. The Board of Directors shall have power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and exercised by or under the authority of the Board of Directors.

Section 2. Number. The Board of Directors shall consist of not less than five nor more than twenty-five members; the exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided,
                                               71
however, that a majority of the full Board of Directors may not increase the number of Directors to a number which exceeds by more than: (i) two the number of Directors last fixed and determined by the shareholders where such number was fifteen or less, or (ii) four the number of Directors last fixed and determined by the shareholders where such number was sixteen or more.

Section 3. Election of Directors: Vacancies. The Directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing Directors. Any vacancy or vacancies occurring in the Board of Directors, including vacancies created by an increase in the numbers of Directors, shall be filled by appointment by the remaining Directors at any regular or special meeting of the Board, and any Director or Directors so appointed shall hold office until the next election. Each person elected or appointed a Director must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a Director shall exercise the functions of such office until he has taken such oath. The Bank shall transmit evidence of such oath or oaths to the Comptroller of the Currency.

Section 4. Term of Office: Resignations. Directors shall hold office until the next annual meeting of shareholders or until their successors are elected and have qualified, or until their earlier resignation, removal from office, or death. Any Director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors, or in a writing to that effect delivered to the Secretary or an Assistant Secretary of the Bank; such resignation shall take effect immediately or at such other time as the Director may specify at such meeting or in such writing. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If permitted by law, the majority of the Board of Directors may remove a director for cause.

Section 5. Organization Meeting. Following the annual meeting of shareholders, the Directors-elect shall hold an organization meeting for the purpose of appointing officers and transacting such other business as properly may come before the meeting. Such organization meeting shall be held on the day of the election or as soon thereafter as practicable and, in any event, within thirty days thereof. Notice of such meeting need not be given if held on the day of the election.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held, without notice, on the Thursday after the third Wednesday of each month, at the main office of the Bank or at such other times and places authorized by the Board of Directors, the Chairman of the Board, or in such person's absence, a Vice Chairman of the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called
                                               72
by the Chairman of the Board, by the President, or at the request of three or more Directors. Notice of special meetings, stating the time and place thereof, and whether telephone or similar communications equipment will be utilized, shall be given in person or by mailing, telephoning, or telegraphing such notice at least 24 hours prior to the meeting; provided, however, that attendance of any Director at such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed a waiver by such Director of notice of such meeting. Notice of a meeting may be waived in writing or by telegram either before or after such meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at such meeting.

Section 8. Quorum: Adjournment. A quorum of the Board of Directors shall consist of a majority of the Directors then in office; provided that a majority of the Directors then present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time. If any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all issues shall be determined by a majority vote of those present except as otherwise expressly provided in these Bylaws or by law. A Director cannot vote or otherwise act by proxy at a meeting of the Board of Directors.

                                           ARTICLE III
                                            OFFICERS

Section 1. Election and Designation of Officers. The Board of Directors shall elect or appoint a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and such other officers as the Board may deem necessary. The Chairman of the Board and the President shall be members of the Board of Directors. The Board of Directors may delegate the authority to appoint and dismiss officers to officers of the Bank or to a committee composed of such officers. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers. The Board of Directors shall approve the compensation of officers, except that the Board of Directors may delegate to a committee of the Board of Directors, or to officers of the Bank, authority for approving officers' compensation.

Section 2. Term of Office: Vacancies. The officers of the Bank shall hold office until their successors are elected or appointed and qualified, except in the case of resignation, dismissal or removal from office, or death. The Board of Directors may dismiss or remove any officer at any time, with or without cause, by a majority vote of the Directors then in office, without prejudice to the contract rights of such officer; an election or appointment of an officer shall not of itself create any contract rights. Any vacancy in any office may be filled in the manner provided herein for the election or appointment of office. The Board of Directors is not required to annually elect or
                                               73
appoint officers.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. He also shall serve the Bank in such capacity and perform such other duties as may be assigned to him, from time to time, by the Board of Directors. In the absence of, or at the direction of, the Chairman of the Board, the President, or such other Director designated by the Chairman of the Board, shall preside at a meeting of the shareholders or the Board of Directors, as the case maybe.

Section 4. President. The President shall have general executive powers over the management and business of the Bank, subject to the direction of the Board of Directors and the Chairman of the Board.

Section 5.  Vice Presidents.   Each Vice President shall have such powers and
duties as may be assigned to him by the Board of Directors or as otherwise provided for herein; the Board of Directors may authorize one of the Vice Presidents to perform the duties of the President in the President's absence or if the President is unable to act.

Section 6. Secretary. The Board of Directors shall appoint a Secretary or other designated officer (who, in the absence of a Cashier, shall have all the powers and duties of a Cashier) who shall be Secretary of the Board and of the Bank. The Secretary shall give or provide for giving of all notices required by law or these Bylaws to be given, shall be custodian of the corporate seal, records, documents, and papers of the Bank, shall keep accurate minutes of all meetings covered by these Bylaws, and shall perform such other duties as may be assigned from time to time by the Board of Directors.

Section 7. Other Officers. Other officers shall have such powers and duties as may be assigned by the Board of Directors.

Section 8. Delegation of Duties. The Board of Directors is authorized to delegate the assignment of the duties of any officer, to control the action of the officers, and to require the performance of duties in addition to those mentioned herein, to any other officer.


                                           ARTICLE IV
                                           COMMITTEES

Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee which shall consist of the Chairman of the Board, the President, and not less than three other Directors. Each member of the Board of Directors who is not a member of the Committee shall be an alternate and, at the request of the officer who is to preside at the meeting, may serve in the place of any regular member who is unable to attend a committee meeting for any reason. The Chairman of the Board
                                               74
shall preside at all meetings of the Committee; if such officer is absent, a Vice Chairman shall preside. If none of these officers is available, the President shall preside. If none of the foregoing persons is available, the non-officer Director members of the Executive Committee shall select a Director, who need not be an officer, to preside.

Section 2. Powers of Executive Committee. The Executive Committee shall have and may exercise, as far as permitted by law, all the powers and authority of the Board of Directors and other committees of the Board of Directors between meetings of such Board or such committees. At each meeting of the Board of Directors, the minutes of all previous meetings of the Executive Committee not theretofore submitted to the Board shall be presented for review and ratification by the Board. Any action of the Board disapproving any prior action of the Executive Committee shall not affect the rights of third parties dealing with the Bank, if such rights have attached by virtue of action of the Executive Committee within the scope of the corporate powers of the Bank.

Section 3. Other Committees. The Board of Directors may, by resolutions adopted by a majority of the full Board, establish one or more other committees; each committee shall consist of two or more members of the Board of Directors which, to the extent provided in such resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank and may have the power to authorize the seal of the Bank to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may serve in the place of any regular member who is unable to attend a committee meeting for any reason. Each committee shall keep regular minutes of its meetings and present such minutes for review to the Board of Directors.

Section 4. Notice of Meetings. Meetings of the Board committees shall be held at the principal office of the Bank in the City of Cleveland, or at such other place as may be designated in the notice of the meeting at any time upon call by the Chairman of the Board, the Vice Chairman of the Board, the President, or the Chairman of the Committee. Notice of each such meeting shall be given to each member of the Committee in person or by mailing, telephoning, or telegraphing such notice at least 24 hours prior to the meeting; provided, however, that attendance by any Director at such meeting, without protesting prior to or at the commencement of such meeting, the lack of proper notice shall be deemed a waiver by such Director of the notice of such meeting. Notice of the meeting may be waived in writing or by telegram by any member either before or after such meeting. Unless otherwise indicated in the notice of the meeting, any business may be transacted at such meeting.



                                               75
                                            ARTICLE V
                                             TRUSTS

Section 1. Trust Department. There shall be a department of the Bank known as the Trust Department or similar name which shall perform the fiduciary responsibilities of the Bank.

Section 2. Trust Department Files. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 3. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Bank discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.
                                           ARTICLE VI
                                          RECORD DATES

The Board of Directors may fix, or authorize the Chairman of the Board or the President to fix, a record date for any lawful purpose. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting. The Board of Directors may close the share transfer books against transfer of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which the meeting is adjourned.

                                           ARTICLE VII
                                     CERTIFICATES FOR SHARES

Section 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary. The signature of any of such officers of the Bank may be a facsimile, engraved, stamped, or printed. In case any such officer whose legal or facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

Section 2. Transfer of Shares. Shares of the Bank shall be transferable upon the books of the Bank by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of such signatures to such certificates and power of transfer as the Bank or its agents may reasonably require.
                                               76
Section 3. Corporate Seal. The following is an impression of the seal adopted by the Board of Directors of the Bank.



                                        (to be inserted)



Any officer shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Failure to affix the seal to any instrument executed on behalf of the Bank shall not affect the validity of such instrument unless such action is required by law.






                                          ARTICLE VIII
                                          BANKING HOURS

The main office and branch offices of the Bank shall be open for business upon such days of the year and for such hours as the Board of Directors or the officers of the Bank may from time to time determine.

                                           ARTICLE IX
                                          MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Bank shall be the calendar year.

Section 2. Definitions. The word "person" wherever used in these Bylaws shall be taken to mean and include individuals, partnerships, associations, and corporations when the text so requires. "Vice President", as used in these Bylaws, shall include Vice Chairman and such titles as Senior Executive Vice President, Executive Vice President, and Senior Vice President. Words of the singular number shall be taken to include the plural and those of the plural number shall be taken to include the singular whenever appropriate. Nouns and pronouns of the masculine gender shall include the feminine whenever appropriate.

Section 3. Execution of Instruments. The Chief Executive Officer may from time to time prescribe in writing the authority of the officers, employees, and agents of the Bank with respect to the making, execution, and delivery in the name and on behalf of the Bank of documents and instruments in writing necessary to the transaction of its business, whether in a fiduciary capacity or otherwise, and with respect to the approval orally, or by conduct other than signing of agreements, of transactions in the
                                               77
name and on behalf of the Bank necessary to the carrying out of the business of the Bank; provided, however, that if the Chief Executive Officer fails to take such action, the Board of Directors shall, by resolution, establish such authorities in writing. Where any such resolution or any such writing has been certified by the Secretary or an Assistant Secretary as to its full force and effect, any instrument executed or transaction effected in conformity with such resolution or such writing may be relied upon by any person. Authority granted to officers, employees, and agents of the Bank, pursuant to this Section 3 shall apply to all documents, instruments, and conduct relating to any entity for which the Bank is successor in interest, whether by merger or otherwise.

Section 4. Use of Communications Equipment at Meetings. Members of the Board of Directors may participate in regular or special meetings of the Board of Directors, and members of committees appointed by the Board of Directors may participate in regular or special meetings of those committees, through use of conference telephone or similar communications equipment, as long as all members participating in such meeting can hear one another.

Section 5. Action Without a Meeting. Any action which may be taken at a meeting of the Bank's shareholders, Board of Directors, or committee of the Board of Directors, may be taken without a meeting by the unanimous vote of approval of, and in a writing or writings signed by, all of the Bank's shareholders, Directors, or committee members, respectively, entitled to notice of such meeting; such writing or writings shall be included in the minute book of the Bank.

Section 6. Waivers of Notice. Any shareholder or Director may waive the giving of any notice required to be given to him under these Bylaws.

Section 7. Telegram. Any action required or permitted to be taken hereunder by telegram may be taken by telex, fax, or similar communication equipment.

Section 8. Records. The Articles of Association, these Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, an Assistant Secretary, or other officer appointed to act as secretary of the meeting.

Section 9. Interest Rates and Assessments and Loans. The Bank may assess and collect from borrowers interest at any rate agreed upon by the Bank and the borrower as specified in the loan agreement. In addition to such interest, the Bank may assess and collect any dues, fines, premiums, or other assessments on loans made in such amount as may be agreed upon in the loan agreement, including, but not limited to, the following: origination fees; guarantee fees or charges for any insurance protecting a creditor against a borrower's default or other credit loss; late, default, or delinquency charges; deferment charges; annual or other periodic membership fees; charges for returned checks and other forms of payment; overlimit charges; cash advance fees; stop

                                               78
payment fees; ATM, electronic, or similar interchange access fees; transaction fees; currency conversion charges; fees for replacement of credit cards, access checks, or other access devices; minimum charges; research charges; charges for providing documentation or other evidence; credit, property, or other types of insurance premiums, including premiums for insurance in lieu of perfecting a security interest; collection costs; court costs; attorney's fees; applications fees; credit report fees; investigation fees; commitment fees; finder's fees; broker fees; assumption fees; processing fees; credit report fees; investigation fees; points; survey and appraisal fees; title examination and report fees; title insurance premiums; abstract of title fees; escrow fees; trustee fees; official fees and taxes; filing and recording fees; fees for taking or releasing a security interest; document preparation and notarization fees; prepayment fees.

                                            ARTICLE X
                                           AMENDMENTS

These Bylaws may be amended, altered, or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of the Directors.




























                                               79
The following text is extracted from the certificate. A copy of the certificate is available upon request.


                               BOARD OF GOVERNORS OF THE
                                FEDERAL RESERVE SYSTEM


                                        Washington, D.C. December 17, 1958

        Pursuant to authority rested in the Board of Governors of the Federal Reserve System by the Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended, Society National Bank of Cleveland, Cleveland, Ohio, has been granted the right to act, when not in contravention of State or Local law as Trustee, Executor, Administrator, Registrar of stocks and bonds, Guardian of estates, Assignee, Receiver, Committee of estates of lunatics; or in any other fiduciary capacity, in which State banks, trust companies, or other corporations which come into competition with national banks are permitted to act under the laws of the State of Ohio. The exercise of such rights shall be subject to regulations prescribed by the Board of Governors of the Federal Reserve System.


                                Board of Governors of the Federal Reserve System

Attest:                 By:





















                                               80
                                                                 EXHIBIT T1D



                        Consent for Records of Governmental Agencies
                          to be Made Available to the Commission



        The undersigned, Society National Bank, of Cleveland, Ohio pursuant to
Section 321(b) of The Trust Indenture Act of 1939, hereby authorizes the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, the Treasury Department, the Comptroller of the Currency and the Federal Deposit Insurance Corporation, under such conditions as they may prescribe, to make available to the Commission such reports, records, or other information as they may have available with respect to the undersigned as a prospective trustee under an indenture to be qualified under the aforesaid Trust Indenture Act of 1939 and to make through their examiners or other employees for the use of the Commission, examinations of the undersigned prospective Trustee.

        The undersigned also, pursuant to Section 321(b) of said Trust Indenture Act of 1939, consents that reports of examination by the Federal, State, Territorial or District authorities may be furnished by such authorities to the Commission upon request therefor.

        Dated this 23rd day of March, 1994.



                                        SOCIETY NATIONAL BANK



                                        By:     /s/ C.M. Nagy
                                                C. M. Nagy, Vice President



[Corporate Seal]

ATTEST:



/s/ D. Kovach
   D. Kovach, Assistant Secretary



                                                          81
                                                                 EXHIBIT T1E

Legal Title of Bank:    Society National Bank                   Call Date:  12/31/93 ST-BK:  39-1495        FFIEC 031
Address:                127 Public Square                                                                  Page RC-1
City, State Zip:                   Cleveland, OH  44114-1306
FDIC Certificate No.:   1 7 5 3 4

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1993

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated,report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                        Dollar Amounts in Thousands         RCFD       Bil Mil Thou
ASSETS
1.    Cash and balances due from depository institutions (from Schedule RC-A):
      a.  Noninterest-bearing balances and currency and coin(1) . . . . . . . . . . . . . . .0081       1,170,605  1.a.
      b.  Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .0071             147  1.b.
2.    Securities (from Schedule RC-B) . . . . . . . . . . . . . . . . . . . . . . . . . . . .0390       4,697,949  2.
3.    Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      a.  Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .0276         199,485  3.a.
      b.  Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . .0277         228,652  3.b.
4.    Loans and lease financing receivables:
      a.  Loans and leases, net of unearned income
          (from Schedule RC-C). . . . . . . . . . . . . . . . . RCFD 2122      14,856,796                          4.a.
      b.  LESS:  Allowance for loan and lease losses. . . . . . RCFD 3123         407,938                          4.b.
      c.  LESS: Allocated transfer risk reserve . . . . . . . . RCFD 3128               0                          4.c
      d.  Loans and leases, net of unearned income
          allowance, and reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .2125      14,448,858  4.d
5.    Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .2146          35,462  5.
6.    Premises and fixed assets (including capitalized leases). . . . . . . . . . . . . . . .2145         333,562  6.
7.    Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . .2150          36,419  7.
8.    Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2130               0  8.
9.    Customers' liability to this bank on acceptances outstanding. . . . . . . . . . . . .  2155           9,218  9.
10.   Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . .2143         109,209  10.
11.   Other assets (from schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . .2160         538,631  11.
12.   Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . . . . .2170      21,808,197  12.

_________________
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.




                                                          82
                                                                  EXHIBIT T1E

Legal Title of Bank:    Society National Bank                   Call Date:  12/31/93 ST-BK:  39-1495               FFIEC
031
Address:                127 Public Square                                                                  Page RC-1
City, State Zip:        Cleveland, OH  44114-1306
FDIC Certificate No.:   1 7 5 3 4

Schedule RC-- Continued

                                                        Dollar Amounts in Thousands          RCFD      Bill Mil Thou
LIABILITIES
13.   Deposits
      a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,
           part I). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCON 2200    13,710,001  13.a.
          (1)   Noninterest-bearing(1). . . . . . . . . . . RCON 6631     3,370,845                              13.a(1)
          (2)   Interest-bearing. . . . . . . . . . . . . . RCON 6636    10,339,156                              13.a(2)
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
          part II). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFN 2200     2,495,533  13.b.
          (1)   Noninterest-bearing . . . . . . . . . . . . RCFN 6631             0                              13.b(1)
          (2)   Interest-bearing. . . . . . . . . . . . . . RCFN 6636     2,495,533                              13.b(2)
14.   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      a.  Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 0278     1,760,997  14.a.
      b.  Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . RCFD 0279       393,857  14.b.
15.   Demand notes issued to the U.S. Treasury. . . . . . . . . . . . . . . . . . . . . RCON 2840       405,000  15.
16.   Other borrowed money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2850       802,185  16.
17.   Mortgage indebtedness and obligations under capitalized leases. . . . . . . . . . RCFD 2910        10,399  17.
18.   Bank's liability on acceptances executed and outstanding. . . . . . . . . . . . . RCFD 2920         9,218  18.
19.   Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3200       398,646  19.
20.   Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . . . . . . RCFD 2930       344,425  20.
21.   Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . . . . . . RCFD 2948    20,330,261  21.

22.   Limited-life preferred stock and related surplus. . . . . . . . . . . . . . . . . RCFD 3282             0  22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . RCFD 3838             0  23.
24.   Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3230       206,863  24.
25.   Surplus (exclude all surplus related to preferred stock). . . . . . . . . . . . . RCFD 3839       707,165  25.
26.   a.  Undivided profits and capital reserves. . . . . . . . . . . . . . . . . . . . RCFD 3632       563,908  26.a.
      b.  LESS: Net unrealized loss on marketable equity securities . . . . . . . . . . RCFD 0297             0  26.b.
27.   Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . RCFD 3284             0  27.
28.   Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . . . RCFD 3284     1,477,936  28.
29.   Total liabilities, limited-life preferred stock, and equity capital (sum of items
      21, 22, and 28) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 3300    21,808,197  29.

Memorandum
To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external . . . . . . . . . . . . .
Number
      auditors as of any date during 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724   N/A  M.1.

                                                           83
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 =   Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =   Review of the bank's financial statements by external auditors
6 =   Compilation of the bank's financial statements by external auditors
7 =   Other audit procedures (excluding tax preparation work)
8 =   No external audit work

_______________
(1) Includes total demand deposits and noninterest-bearing and savings deposits.


































                                                           84